UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

NEW MEDIUM ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-51880	11-3502174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 The Vale, London, United Kingdom W3 7QS
(Address of Principal Executive Offices, including Zip Code)

011 44 20 8746 2018
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                      Creation of a Direct Financial Obligation of a Registrant

As at 30 November 2007, NME has confirmed the placement with New Medium Enterprises Inc’s existing non-US resident shareholders for USD2,550,000 Senior Long Term Debenture Note. The funds raised will be used as working capital.

The term of the debenture will be for a maximum period of 24 months but callable by mutual consent at any time during the term of the instrument. The redemption will be at the end of two years but may also be repaid within two years under the following circumstances:

1.	IPO of company
2.	Change of listing exchange
3.	Takeover of company

The debenture carries an interest of 12% per annum in arrears and interest will be paid before any dividends are paid on the share capital of NME. Subscribers to the debenture will also be issued a conditional/restricted warrant.

If the issuer defaults on the repayment of the debenture note at the end of 24 months and it has not been possible to extend the payment date by mutual consent, the debenture note holder has the right to enforce the debenture.

The USD2,550,000 has been placed by Bite Investments Inc. and all documentation is governed by the laws of the State of Nevada, USA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIUM ENTERPRISES, INC.

Date: December 3, 2007	By:	/s/ Mahesh Jayanarayan
Mahesh Jayanarayan
Chief Executive Officer